                                EXHIBIT 10.14


               MCI TELECOMMUNICATIONS
               CORPORATION
[MCI LOGO]
               Three Ravinia Drive
               Atlanta, GA 30346

                      MCI SENSIBILL DIRECT REMIT AGREEMENT

This MCI Sensibill Direct Remit Sensibill Agreement ("Sensibill Agreement") is made this 7th day of January, 1997 between MCI TELECOMMUNICATIONS CORPORATION ("MCI") a Delaware corporation, with offices located at 1801 Pennsylvania Avenue N.W., Washington, D.C. 20006, and LONG DISTANCE DIRECT, INC. ("Customer"), a(n) N.Y. corporation, with offices located at Pearl River, N.Y.

WHEREAS, Customer and MCI entered into a Carrier Agreement signed by Customer on March 14, 1996, and subsequently accepted by MCI on March 26, 1996, as amended by the First Amendment signed by Customer on September 23, 1996, and subsequently accepted by MCI on September 27, 1996 (collectively, the "Agreement").

WHEREAS, Customer and MCI desire to enter into this MCI Sensibill Direct Remit Agreement as an addendum to the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer and MCI agree as follows:

1.    WORK STATEMENT

MCI, either internally or through a subcontractor, shall furnish data processing services such as input/output capability, central processing time, program storage capability and the use of proprietary programs furnished and/or owned by MCI or its subcontractor (hereinafter collectively defined as "Computer Services") in accordance with and subject to the terms and conditions stated in this Sensibill Agreement and Exhibit A.

2.    CHARGES

The charges for Computer Services are set forth in Exhibit A ("Service Charges"). All Service Charges are exclusive of federal, state and local sales, use, excise, utility, and gross receipts taxes and other similar tax-like charges, including tax-related surcharges as provided in MCI's F.C.C. and state tariffs ("Tax Charges"). Customer agrees to pay all Tax Charges. In the event that Customer provides MCI with a duly authorized exemption certificate, MCI agrees to exempt Customer in accordance with law, effective on the date the exemption certificate is received by MCI.

      (a) Customer shall pay MCI for all MCI Service(s) provided during a usage month within twenty-five (25) days from the last day of the usage month. If Customer has not received MCI's invoice for the services provided prior to the date when Customer must pay MCI, Customer shall pay MCI an amount estimated to be billed for services provided during the prior month ("Estimated Payment"). At the initiation of this Agreement if Customer has not received MCI's invoice prior to the date when Customer must pay MCI for services provided during the first month of this Agreement, the Estimated Payment shall be equal to Customer's estimate of Customer's prior month's usage. For each month thereafter, the Estimated Payment shall be equal to the amount of the prior MCI invoice or invoices which reflect one month's total usage of MCI services received by the Customer.

      (b) Within ten (10) days of the date of MCI's invoice, MCI and Customer shall reconcile the Estimated Payment with the MCI invoice amount for such month. MCI shall credit any Estimated Payment amount in


                                MCI CONFIDENTIAL
      excess of the MCI invoice amount for such month on the next available invoice. Immediately after reconciliation, Customer shall pay MCI any amount due resulting from a difference between the MCI invoice amount for such month and the Estimated Payment.

      (c) Customer's failure to pay the invoiced amount in full within said twenty-five (25) day period may result in the exercise by MCI of MCI's rights under the security provisions contained in the Agreement

      (d) For each month that Customer pays the amount invoiced within said twenty-five (25) day period described above, Customer shall receive a discount equal to one percent (1%) of the amount invoiced (less charges for installation, taxes, tax-related surcharges, any other applicable surcharges, charges for access and access-related charges, including, without limitation, access charges in the tariffs) in such month. The discount shall be applied to Customer's total monthly domestic interstate usage for MCI Services under this Agreement appearing on the next month's invoice.


3.    CONFIDENTIALITY

"Confidential Information" shall mean information that relates to the performance of this Sensibill Agreement or that, although not related to such purpose, is nevertheless disclosed as a result of the discussions by MCI and Customer in that regard, and that should reasonably have been understood by the Customer, because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to MCI, an affiliate of the MCI or to a third party. Confidential Information may be disclosed in written or other tangible form (including on magnetic media) or by oral, visual or other means.

Customer may use Confidential Information of MCI only for the purposes set forth in this Sensibill Agreement, and shall protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. Customer may disclose Confidential Information received hereunder to its employees, who have a need to know, for the purpose of this Sensibill Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the MCI.

The restrictions of this Sensibill Agreement on use and disclosure of Confidential Information shall not apply to information that:

      (a) Was publicly known at the time of MCI's communication thereof to Customer;

      (b) Becomes publicly known through no fault of Customer subsequent to the time of MCI's communication thereof to Customer;

      (c) Was in Customer's possession free of any obligation of confidence at the time of MCI's communication thereof to Customer;

      (d) Is developed by Customer independently of and without reference to any of MCI's Confidential Information or other information that MCI disclosed in confidence to any third party;

      (e) Is rightfully obtained by Customer from third parties authorized to make such disclosure without restriction; or

      (f) Is identified by MCI as no longer proprietary or confidential.


                                MCI CONFIDENTIAL
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In the event Customer is required by law, regulation or court order to disclose any of MCI's Confidential Information, Customer shall promptly notify MCI in writing prior to making any such disclosure in order to facilitate MCI seeking a protective order or other appropriate remedy from the proper authority. Customer agrees to cooperate with MCI in seeking such order or other remedy. Customer further agrees that if MCI is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, Customer shall furnish only that portion of the Confidential Information which is legally required and shall exercise all reasonable efforts to obtain reliable assurances that confidential treatment shall be accorded the Confidential Information.


4.    DATA PROTECTION

MCI shall provide physical back-up of data files and shall maintain monthly back-up master files and monthly transaction data files for three (3) months after generation of said files. Customer shall be responsible for initiating and maintaining, external to MCI's system, backup copies of data that is provided by Customer as input for Computer Services provided by MCI.

5.    CUSTOMER'S RESPONSIBILITIES

Unless otherwise specifically agreed, Customer shall acquire, at its expense, the appropriate personal computers, compatible terminals, modems, data collection units and/or telephone equipment and telephone lines necessary for accessing Computer Services system or data collection devices, as necessary. The costs of installing, operating, maintaining and removing such equipment shall be borne by Customer.

In the event MCI or its subcontractors installs and/or maintains the equipment, Customer agrees to promptly provide and permit reasonable access to such equipment by MCI personnel and to provide the necessary environment for such equipment.

Customer understands that changes resulting from client requests or changes resulting from incomplete or inaccurate information, including but not limited to changes in data supplied, requirements or specifications, such as formats, reports or data volume, may cause delays and affect the amount of Computer Services required, the fees, expenses and payments required, and the completion dates.

6.    LIMITED WARRANTY AND LIMITATION OF LIABILITY

      (a) MCI shall perform the Services in accordance with the terms and conditions herein unless:

            (i) Events or circumstances beyond the control of MCI or its agents or subcontractors preclude performance, including, without limitation, acts of God such as fire, explosion, floods or earthquakes or failure of power, supply of materials or equipment or strikes, labor disputes or work stoppages; or

            (ii) Customer breaches any material term or condition of this Sensibill Agreement.

      (b) Other than as expressly set forth herein, MCI DISCLAIMS ALL WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

      (c) THE TOTAL LIABILITY OF MCI, ITS AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS TO CUSTOMER, FOR OTHER THAN DAMAGES TO REAL PROPERTY OR TANGIBLE PERSONAL PROPERTY OR CLAIMS FOR PERSONAL INJURY, SHALL BE LIMITED TO ACTUAL, DIRECT DAMAGES RESULTING FROM MCI'S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT AND SHALL NOT EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO THE TOTAL AMOUNTS PAID BY CUSTOMER TO


                                MCI CONFIDENTIAL
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      MCI FOR THE SPECIFIC SERVICE FORMING THE BASIS FOR THE CAUSE OF ACTION FOR
      THE THREE MONTHS IMMEDIATELY PRECEDING THE ACCRUAL OF SUCH CAUSE OF
      ACTION. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS SECTION, MCI SHALL
      NOT BE LIABLE FOR DAMAGES THAT COULD HAVE BEEN AVOIDED BY CUSTOMER'S USE
      OF REASONABLE DILIGENCE.

      (d) NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS SENSIBILL AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL MCI, ANY OF ITS AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE TO CUSTOMER FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, EVEN IF MCI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      (e) MCI AND CUSTOMER EXPRESSLY ACKNOWLEDGE AND AGREE THAT LIMITATIONS AND EXCLUSIONS CONTAINED HEREIN REPRESENT THE PARTIES' AGREEMENT AS TO THE ALLOCATION OF RISK BETWEEN THE PARTIES IN CONNECTION WITH MCI'S OBLIGATIONS UNDER THIS SENSIBILL AGREEMENT. THE PAYMENTS PAYABLE TO MCI IN CONNECTION HEREWITH REFLECT THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES IN THIS SENSIBILL AGREEMENT.

      (f) Customer agrees to indemnify MCI and its affiliates and their respective employees, officers, directors, agents and subcontractors, and hold them harmless against any damages and expenses, including reasonable attorneys' fees, incurred by any of them arising out of Customer's, or its employees', officers', directors', subcontractor(s)' or agent(s)', acts, omissions or breach of its obligations hereunder, or its use of the Computer Services in a manner other than as intended herein.

7.    IMPROVEMENTS

Upon 60 days prior written notice, MCI may make reasonable changes in rules of operation, accessibility periods, Customer's identifications, procedures, type of terminal equipment, type of system equipment, system programming languages and location of the computer center or remote access stations serving Customer. Customizations shall be wholly owned by MCI or MCI's subcontractor.

8.    COMPANY AND WORK RULES

MCI, Customer, the parties' subcontractors, and the parties' agents while on the premises of the other shall comply with all reasonable company rules and regulations including, where required by government regulations, submission of satisfactory clearance from the Department of Defense and other federal authorities concerned.

9.    RIGHT OF ACCESS

Customer shall permit reasonable access to Customer's facilities in connection with work hereunder. No charge shall be made for such visits. It is agreed that prior notification shall be given when access is required.

10.   RELEASES VOID

Customer shall not require waivers or releases of any personal rights from representatives of the other in connection with visits to the other's premises, and no such releases or waivers shall be pleaded by Customer or third persons in any action or proceeding.


11.   ASSIGNMENT


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Customer may not assign or otherwise transfer this Sensibill Agreement or any of
Customer's interest herein without the prior and express written consent thereto by MCI. Any attempted assignment without MCI's prior written consent shall be void. MCI may assign this Sensibill Agreement to MCI's parent, subsidiary or affiliate company.

12.   PATENT LICENSES

No licenses, express or implied, under any patents are granted to Customer by MCI hereunder except as provided in the following Paragraphs of Exhibit A:
Paragraph II, Sections A, B, or C, and Paragraph IV, Sections C and I.

13.   ARBITRATION

Any dispute arising out of or related to this Sensibill Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the J.A.M.S/ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Sensibill Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Sensibill Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Sensibill Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

14.   APPLICABLE LAW

This Sensibill Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of the State of New York without giving reference to its principles of conflicts of law.

15.   TERM AND TERMINATION

      (a) The Service Term shall begin the first day of the month following the execution of this Sensibill Agreement by both parties ("Effective Date") and shall continue for a period coterminous with the Service Term contained in the Agreement.

      (b) Notwithstanding the above Section 15(a), in the event MCI's agreement with MCI's Computer Services subcontractor is terminated for any reason, MCI may immediately terminate this Sensibill Agreement without any liability. However, Customer shall have the option of requesting a Computer Services transition period of three (3) months which shall be granted by MCI only to the extent that MCI retains the ability to provide the Computer Services during such transition period.

      (c) MCI or Customer may terminate this Sensibill Agreement if the other party defaults by failing to perform any material obligation herein. In no event shall either MCI or Customer terminate by reason of any such default unless written notice detailing such default is given the offending party. The offending party shall thereafter have thirty (30) days after such written notice to correct such default. However, in the event of non-payment by Customer, MCI may immediately terminate the provision of Computer Services to Customer.

      (d) If a party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or


                                MCI CONFIDENTIAL
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      readjustment of all or substantially all of its obligations, then the other party may terminate this Sensibill Agreement as of the date specified in a written Termination Notice delivered to the party.

16.   NOTICE

      (a)   How Notice Given

      Except as otherwise provided under this Sensibill Agreement, all notices, demands and requests which may be given by any party to the other party shall be in writing and shall be either:

            (i)   Delivered in person;

            (ii) Mailed, postage prepaid, registered or certified mail, return receipt requested;

            (iii) Placed in the hands of a national overnight delivery service;
            or

            (iv) Sent by facsimile transmission to the recipient's facsimile machine, with an extra copy immediately following by first class mail; and addressed as follows:

IF TO CUSTOMER:
Long Distance Direct Inc.
---------------------------------
Attn: Steven Lampert
     -----------------------------
1 Blue Hill Plaza
-----------------------------------
Pearl River  N.Y. 10965
-----------------------------------

--------------------------------------------------------------------------------

IF TO MCI:
MCI TELECOMMUNICATIONS CORPORATION
ATTENTION:  VICE PRESIDENT, FINANCE
THREE RAVINIA DRIVE
ATLANTA, GEORGIA 30346
TELEPHONE:  (404) 280-6000
FAX:        (404) 280-5344

WITH A COPY TO:
MCI TELECOMMUNICATIONS CORPORATION
205 N. MICHIGAN AVENUE, SUITE 3000
CHICAGO, IL 60601
(312) 819-6537 (PHONE)
(312) 819-6745 (FACSIMILE)
ATTN: LEGAL DEPARTMENT

If personal delivery is selected as the method of giving notice under this Section, a receipt for such delivery shall be obtained. The address to which such notices, demands, requests, elections or other communications are given by either party may be changed by written notice given by such party to the other party pursuant to this Section 16.

      b. When Notice Effective

      Except as otherwise expressly provided herein, all such notices shall be effective upon receipt if delivered by hand, facsimile, national overnight delivery service, certified or registered mail and otherwise five (5) Business Days alter placement in the U.S. Mails.

17.   INDEPENDENT CONTRACTOR STATUS


                                MCI CONFIDENTIAL
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MCI's and it's subcontractors relationship to Customer in the performance of this Sensibill Agreement is that of an independent contractor. Nothing contained in this Sensibill Agreement shall be deemed or construed as creating a partnership, joint venture or fiduciary relationship between MCI and Customer.

18.   COMPLIANCE

Both parties agree to comply with applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of this Sensibill Agreement, including the procurement of permits and certificates where needed.

19.   INVALID PROVISION

In the event that one or more of the provisions herein shall for any reason be held to be illegal or unenforceable, this Sensibill Agreement shall be revised only to the extent necessary to make such provision(s) legal and enforceable; provided, however, that the Sensibill Agreement as revised is consistent with the parties original intent.

20.   WAIVER

No waiver of any of the provisions of this Sensibill Agreement shall be binding unless it is in writing and signed by both parties. The failure of either party to insist on the strict enforcement of any provision of this Sensibill Agreement shall not constitute a waiver of any provision and all terms shall remain in full force and effect.

21.   SURVIVAL OF RIGHTS AND OBLIGATIONS

All terms herein which by their nature are intended to survive the expiration or termination of this Sensibill Agreement shall survive the expiration or termination of this Sensibill Agreement.

22.   SECTION AND PARAGRAPH HEADINGS

Section and paragraph headings used throughout this Sensibill Agreement are for reference and convenience and in no way define, limit or describe the scope or intent of this Sensibill Agreement or affect its provisions.

23.   ENTIRE AGREEMENT

This Agreement supersedes and replaces all prior and contemporaneous agreements, understandings and representations, whether oral or written, between the parties and relating to the subject matter hereof, and together with the exhibits attached hereto, and the applicable tariffs, constitutes the entire understanding of the parties with respect to the subject matter of this Sensibill Agreement. This Sensibill Agreement may not be modified, changed, altered, or amended except by an express written agreement signed by duly authorized representatives of the parties hereto.


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
24.   PRESS RELEASE

Neither party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Sensibill Agreement or the supplies or services to be provided under this Sensibill Agreement without obtaining prior written approval from the other party.

MCI TELECOMMUNICATIONS CORPORATION           CUSTOMER

By: /s/ Edward W. Smith                      By: /s/
   ------------------------------------         ---------------------------
        Edward W. Smith

Title:  Ex. Director/Controller Finance      Title: X
      ---------------------------------            ------------------------

Date:  1/21/97                               Date: 1/7/97
     ----------------------------------           -------------------------


                                MCI CONFIDENTIAL

                                   EXHIBIT A


MCI SENSIBILL SERVICES AND PRICING:

All three tiers of the pricing structure for MCI SensiBILL as set forth below include a one-time installation charge, a monthly account management charge, and volume based rating charges per CDR (Call Detail Record). The charges contained in this Exhibit A are for direct remit invoicing and rating for LEC Billing. All installation fees are due prior to the first day of implementation (implementation shall not begin until after installation fees have been paid). The initial implementation period shall be 90 days from the mutually agreed upon implementation start date. Monthly invoices fees begin with the first full month invoice cycle.

All three monthly tier levels set forth in Paragraphs II.A., II.B., and II.C. below include the following services for one of the Databases listed below:

      a.    Customer Supplied Database:

            -     10 files per month or two cycles per month

            -     6 uploads (rate or database)

            -     One Invoice Viewing System (IVS) License

            - One CD ROM (600 Meg of data per billing cycle. Charges for excess Meg of data shall be assessed pursuant to Section IV.C.2 below).

            - On-Line System Access (includes one user ID and one client license)

            -     System and Tax Maintenance

            -     Payment and Adjustment Processing

            -     Project Management

            -     Rated CDR files

      b.    CUBES Database

            -     10 files per month or two cycles per month

            -     Five Copies of Customer Software

            -     One Concurrent System License

            -     One IVS License

            -     System and Tax Maintenance

            -     Payment and Adjustment Processing

            -     Project Management

            - One CD ROM (600 Meg of data per billing cycle. Charges for excess Meg of data shall be assessed pursuant to Section IV.C.2 below).

            -     Rated CDR files

I.    PROFESSIONAL SERVICES FOR THE SOFTWARE    DEVELOPMENT
      --------------------------------------    -----------
      Senior Management                         $ 100.00 per hour

      Analysts                                  $  85.00 per hour

II.   MONTHLY CHARGES FOR SERVICE PROVIDED TO MCI's SENSIBILL CUSTOMERS

      The following Service Charges are for the Computer Services of this Sensibill Agreement:

A. TIER 1/DIRECT REMIT INVOICING. Customer's who commit to the Five Hundred Thousand to Three Million CDR level per month shall receive the following rates:

1.    Set up charges:


                                MCI CONFIDENTIAL
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

      Installation                              $7,500.00
      Customization                             (For rates see Section I
                                                immediately above)

2.    Monthly Invoicing Fees.

      Account Fee                               $4,000.00/per client
      Monthly Invoice Fees                      $0.45/invoice

      Enhanced Finishing Fee (Activities which   $.05/invoice
      MCI has undertaken to decrease the size
      and weight of an invoice so that it can
      be mailed with a lower postage rate. e.g.:
      reduction in white space)

      Imprints:         Black and White         $.05/imprint
                        Color                   $.06/imprint

3.    Invoice Reprint Fees                      $.70/invoice
      Imprints -        Black and White         $.05/imprint
                        Color                   $.06/imprint

4.    Monthly Processing Fees:

      NUMBER OF CALL RECORDS MONTHLY CHARGE PER CALL RECORD

              0   -       999,999                     $.0083
      1,000,000   -     1,999,999                     $.0075
      2,000,000   -     4,999,999                     $.0070
      5,000,000   -     7,499,999                     $.0065
      7,500,000   -     and above                     $.0060

Unanswered calls (which shall not be counted in the CDR volume), are priced at one half (1/2) of the lowest rate being applied each month.

B. TIER 2/DIRECT REMIT INVOICING. Customer's who commit to the Three Million to Ten Million CDR level per month shall receive the following rates:

1.    Set up charges:

      Installation                              $10,000.00
      Customization                             (For rates see Section I
                                                above)

2.    Monthly Invoicing Fees.

      Account Fee                               $4,500.00/per client
      Monthly Invoice Fees                      $0.40/invoice

      Enhanced Finishing Fee (Activities which  $.05/invoice


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
      MCI has undertaken to decrease the size
      and weight of an invoice so that it can be mailed with a lower postage rate. e.g.: reduction in white space)

      Imprints:                   Black and White         $.05/imprint
                                  Color                   $.06/imprint

3.    Invoice Reprint Fees                                $.70/invoice
      Imprints -                  Black and White         $.05/imprint
                                  Color                   $.06/imprint

4.    Monthly Processing Fees:

      NUMBER OF CALL RECORDS MONTHLY CHARGE PER CALL RECORD

               0 - 1,999,999                 $.0083
       2,000,000 - 4,999,999                 $.0070
       5,000,000 - 7,499,999                 $.0065
       7,500,000 - 9,999,999                 $.0060
      10,000,000 - 14,999,999                $.0057
      15,000,000 - and above                 $.0055

Unanswered calls (which shall not be counted in the CDR volume), are priced at one half (1/2) of the lowest rate being applied each month.

C. TIER 3/DIRECT REMIT INVOICING. Customer's who commit to the Ten Million and above CDR level per month shall receive the following rates:

1.    Set up charges:

      Installation                              $15,000.00
      Customization                             (For rates see Section I
                                                above)

2.    Monthly Invoicing Fees.

      Account Fee                               $7,500.00/per client
      Monthly Invoice Fees                      $0.38/invoice

      Enhanced Finishing Fee (Activities which  $.05/invoice
      MCI has undertaken to decrease the size
      and weight of an invoice so that it can
      be mailed with a lower postage rate. e.g.:
      reduction in white space)

      Imprints:                Black and White               $.05/imprint
                               Color                         $.06/imprint

3.    Invoice Reprint Fees                                   $.70/invoice
      Imprints -               Black and White               $.05/imprint
                               Color                         $.06/imprint


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
4.    Monthly Processing Fees:

      NUMBER OF CALL RECORDS MONTHLY CHARGE PER CALL RECORD

               0 -  4,999,999          $.0083
       5,000,000 -  7,499,999          $.0065
       7,500,000 - 14,499,999          $.0057
      15,000,000 - 24,999,999          $.0055
      25,000,000 - 49,999,999          $.0053
      50,000,000- and above            $.0050

Unanswered calls (which shall not be counted in the CDR volume), are priced at one half (1/2) of the lowest rate being applied each month.

D. LEC Invoicing - For Customers who elect to do both direct billing and LEC invoicing through MCI's SensiBill, the Monthly Base Fee in Sections II.A., II.B., or II.C. above shall apply in addition to charges set forth in this
Section II.D. For those Customers who only require rating and file preparation for LEC invoicing through MCI's SensiBill, the Monthly Account Fee shall be reduced to one half of the Monthly Account Fee of the applicable Section II.A., II.B., or II.C above. The following LEC invoicing charges shall also apply:

      - Set-up fee per LEC or Clearing House:   $2,500.00
      - LEC Billing File                        $650.00 per transmission
      - LEC Billing Call Record Processing      $.001 per transaction (in addition
                                                to the normal CDR charges)

III.  DATA BASE MAINTENANCE CHARGES

      The following are Customer supplied Data Base load and update options. Customers shall be billed only for those loads which exceed the allowance included in the base monthly fees set forth in Sections II.A., II.B., or II.C. above for individual Customers. These charges apply each time Customers are added or any updates are made to the data bases.

      A.    MECHANIZED DATA BASE LOAD                      $ 290.00/PER UPDATE

      B.    NON-MECHANIZED DATA BASE LOAD                  $0.50/TRANSACTION

(MCI PERFORMS DATA ENTRY)


IV.   CHARGES FOR OPTIONAL SERVICES

      A.    Monthly Report/Data File Fees                $ 115.00/file or report

            (Charged only alter maximum number of files as defined in Sections II.A., II.B., or II.C. above are utilized).

            1.    Available Files:
                  -  Accounts Receivable
                  -  Aged Accounts
                  -  Tax Obligation

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                                       12

                  -  Revenue Summary
                  -  Invoice Element

            2.    Consolidation of all five (5) files    $475.00/one time set-up
            listed in IV.A. 1 above                      $50.00/file or report

B.    Data Communications

All costs associated with communication links such as ports, T-1's, 56KB, frame relay, etc., which must be provided by MCI, shall be passed through to Customer plus labor costs. Labor includes requests for service, modification, and development outside of the standard implementation fee. MCI shall get approval from Customer if labor for each instance where it is used is required is to exceed more than five (5) hours.

C. Invoice Viewing System (For licenses provided in addition to the license included in Sections II.A., II.B., or II.C. above)

3. Per Seat License          $500.00/per year/per seat (a seat is one operator)
                             with a maximum of 13 per year.

2. CD data per month         $1/per megabyte (in excess of the 600 Meg
                             provided in the base fee set forth in Sections
                             II.A., II.B., or II.C. above).

D. Early Match Processing - This procedure is used in order to confirm appropriate database maintenance has been applied. After a database update has been processed, Customer may request a database match procedure to be processed, matching call detail to the newly updated database. The Customer may identify whether: recycled calls from the prior month are the source of the match, newly edited calls not yet processed in a billing cycle are the source of the match, or both are the source of the match.

      1.    Setup (One time fee)    $475.00
      2.    Per run                 $150.00
      3.    CDR                     $.001/per CDR

E. Media fees.

      1.    Tape fees               $30.00/tape
      2.    Cartridge fees          $27.00/cartridge
      3.    CD                      $30.00/CD
      4.    Diskette                $10.00/diskette

F. Postage Deposit           To be determined for each Customer by both parties.

G. Invoice Related Fees

      1.    Inserts                 $ .01/insert
      2.    Envelopes               Billed at cost + 5%
      3.    Paper                   Billed at cost + 5%

H. Cycle Billing Processing - This module provides for the entire billing processes to be completed more


                                MCI CONFIDENTIAL
frequently than once a month. All monthly services are provided per cycle. The customer base is divided into subsets of accounts. Each subset is billed monthly on an agreed schedule. Calls which are identified as off-cycle (bypassed calls) shall be reintroduced into the next billing processing cycle. Database and rate updates, payment collection, and call detail collection are cut off on predetermined days of the month for bill processing. No cross-cycle reporting is provided. Customer may elect to include two billing cycles as part of the base monthly fee under either Section II.A., II.B., or II.C. above.

      1.    Per Additional Cycle    $ 2,500.00
      2.    Bypassed CDR Rate       $ .01/per CDR

I. CUBESTM Pricing

-  Each concurrent license (after first)       $450.00/each/per month
-  Storage Per GIG                             $90.00/per gig/per month

J. Training after Initial implementation to be provided at an MCI's designated site $700.00/per day

The following shall be included, for a maximum of 8 people, in the fee set forth above: an instructor, documentation, training materials, and lunch.

K.    Additional Invoice Formats (Beyond the first         $2,500.00/format
      three formats implemented by MCI)

L. Additional CDR Input Formats (beyond MC Carrier Network Services outbound and 800, and MCI Connections Card). Charges for all CDR formats in excess of these three formats shall be determined by both parties.

M.    Group Set-Up for Affinity/Reseller (with or            $950.00/one time
      without logo)                                          charge per Customer

This option is available for those customers who wish to divide their customer base into two or more groups.

M.    Creation of Custom Logo (After initial implementation)  $950.00/logo

V.    BILLING ADDRESSES

Billing Address:                 ________________________________
                                 ________________________________
                                 ________________________________
Customer Point of Contact:       ________________________________
                    Phone:       ________________________________


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